PROVISIONS OF 1991 STOCK OPTION PLAN APPLICABLE
                    TO MICHAEL CARLSON COMPENSATION CONTRACT



                                     PART I

                             PURPOSES; DEFINITIONS;
                              RESERVATION OF SHARES

                                    ARTICLE I

The terms contained herein, the majority of which are identical to the terms of the Blessings Corporation 1991 Stock Option Plan (the "Plan"), shall apply to the Michael Carlson Compensation Contract dated December 2, 1996.

                                   ARTICLE II
                                   DEFINITIONS

Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1.

"Subsidiary" means any domestic or foreign corporation, at least fifty percent (50%) of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly, by the Company.

"Board" or "Board of Directors" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the committee appointed by the Board to administer the Plan pursuant to Article VII.

"Common Stock" means, subject to the provisions of Section 9.3, the presently authorized common stock of the Company, par value $.71 per share.

"Company" means Blessings Corporation, a Delaware corporation.

"Disability" means (subject to Section 6.2) a physical or mental impairment of sufficient severity such that a Key Employee would be eligible for benefits under the Company's long term disability plan if the Key Employee had, at the time of such disability, been a participant under such plan

"Fair Market Value" means the closing price at which the Common Stock of the Company shall have been sold regular way on the American Stock Exchange on the date as of which such value is being determined or, if no sales occurred on such day, then on the next preceding day on which there were such sales or, if at any time the Common Stock shall not be listed on the American Stock Exchange, the fair market value as determined by the Committee on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code.

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"Key Employee" means Michael Carlson.

"Option" means a Non
Statutory option to purchase Common Stock, granted by the Company to the Key Employee pursuant to Section 5.1, which is not an Incentive Stock Option as described in Section 422A of the Code.

"Plan" means the Blessings Corporation 1991 Stock Option Plan.

"Stock Appreciation Right" means a right, granted by the Company to the Key Employee pursuant to Section 5.3, to earn additional compensation for services rendered based upon the appreciation of the Fair Market Value of Common Stock.

                                   ARTICLE III
                              RESERVATION OF SHARES

Subject to adjustment under the provisions of Section 9.3 hereof, the maximum number of shares of Common Stock which may be issued and sold to the Key Employee pursuant hereto is 3,000 shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. Shares issued pursuant hereto shall be subject to all applicable provisions of the Certificate of Incorporation and Bylaws of the Company in existence at the time of issuance of such shares and at all times thereafter.

                                   ARTICLE IV
                                  PARTICIPATION

4.1 Eligibility to Receive Options and Stock Appreciation Rights. Options and Stock Appreciation Rights pursuant hereto may be granted only to the Key Employee .

4.2 Participation Not Guarantee of Employment. Nothing herein or in the instrument evidencing the grant of an Option or Stock Appreciation Right shall in any manner be construed to limit in any way the right of the Company or a Subsidiary to terminate the Key Employee's employment at any time without regard to the effect of such termination or any rights such Key Employee would otherwise have, or give any right to the Key Employee to remain employed by the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.

                                     PART II

                     OPTIONS AND STOCK APPRECIATION RIGHTS;
                      TERMINATIONS OF EMPLOYMENT AND DEATH

                                    ARTICLE V
                      OPTIONS AND STOCK APPRECIATION RIGHTS

5.1      Grants of Options.

(a) Option Price. The purchase price per share of Common Stock under each Option shall be determined by the Committee but shall be not less than 100% of the Fair Market Value per share of such Common Stock on the date the Option is granted. The Option Price may be subject to adjustment in accordance with the provisions of Section 9.3 hereof.

(b) Option Agreements. Options and any Stock Appreciation Rights attached to such Options shall be evidenced by Option agreements in such form and containing such terms and conditions as the Committee shall approve, which terms and conditions need not be the same for all Options.

(c) Options Nontransferable. An Option granted to the Key Employee shall by its terms be nontransferable by the Key Employee otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Key Employee, shall be exercisable only by such Key Employee. No transfer of an Option by the Key Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

(d) Substitution and Cancellation. The Committee, in its sole discretion, may grant to the Key Employee who has been granted an Option pursuant hereto, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower (or higher) than the purchase price provided in the Option so surren dered and cancelled and containing such other terms as the Committee may deem appropriate, subject to Section 5.1 (a).

5.2      Exercise of Options.

(a) Term of Options; Vesting. The term of the Option and any related Stock Appreciation Right granted pursuant hereto shall not exceed ten (10) years from the date of grant. An Option granted shall become 100% vested at the earliest of the following times if the Key Employee is employed by the Company or a Subsidiary of the Company at such time: (i) the Key Employee's normal retirement date pursuant to the retirement plan of the Company or its Subsidiary applicable to the Key Employee, (ii) the Key Employee's death or Disability, (iii) in the event of a change in control of the Company (as set forth and defined in Section
5.2 (c), or (iv) one year from the date of grant. In its sole discretion, the Committee may prescribe a shorter time or accelerate the exercisability and vesting of any Option at any time.

(b) Payment on Exercise. No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase as provided in the next sentence. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock valued at the then Fair Market Value thereof or by delivery to the Com pany of a properly executed exercise notice together with irrevocable instructions to the Optionee's broker, which instructions and broker shall be satisfactory to the Company, to promptly deliver to the Company the total pur chase price for the shares of the Option being exercised from the sale or loan proceeds for such shares and the Company will deliver such shares directly to such broker in accordance with such procedures as the Committee may establish, which alternative forms of payment may be permitted by the Committee at the time the Option is granted or any time thereafter during the term of the Option. Such certificates for the shares of Common Stock so paid for will be issued and delivered to the person entitled thereto only at the Company's office in Newport News, Virginia. The Key Employee shall not have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such Key Employee shall have become the holder of record of such shares and, except as otherwise permitted in
Section 9.3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such Key Employee shall have become the holder of record thereof.

     (c) In the event of a change in control of the Company (as hereafter defined), all Options then outstanding shall become fully (100%) vested and shall be exercisable immediately. As used herein, the term "change in control of the Company" shall be deemed to have occurred if (i) the Board of Directors determines, as a result of one or more transactions or events, that Williamson-Dickie Manufacturing Company no longer controls the Company; or (ii) upon the approval by the Company's shareholders of a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company.

(d) If the Key Employee desires to exercise all or part of the Key Employee's currently exercisable Stock Appre ciation Rights in conjunction with the exercise of any exercisable options the Key Employee shall notify the Secre tary of the Company, in writing, of such intention and the number of Options and/or Stock Appreciation Rights which such Key Employee wishes to exercise. (The date of such notice shall be referred to herein as the "Election Date.")

(e) In the event that the Key Employee exercises Stock Appreciation Rights, such Key Employee will receive an amount determined pursuant to the provisions of
Section 5.3 (less applicable withholding taxes) within seven days of the Election Date. In the event that the Key Employee exercises Options, the Key Employee shall comply with all requirements set forth in the Option agreement in connection with the purchase of shares of Common Stock.

5.3      Stock Appreciation Rights Attached to Options.

     (a) Award. The Committee may award a Stock Appreciation Right with respect to any shares of Com mon Stock covered by any Option granted pursuant hereto and such Stock Appreciation Right (which shall not exceed 30% of the number of shares covered by any such Option) shall be granted only at the time of the grant of the related Option. A Stock Appreciation Right may be subject to such limitations and conditions as the Committee may determine in its discretion.

(b) Terms and Conditions. Each Stock Appreciation Right shall be subject to the same terms and condi tions as the related Option with respect to the date of expiration, limitations on transferability and eligibility to exer cise; provided, however, that the Stock Appreciation Right exercised by a person subject to Section 16 (b) of the Securities Exchange Act of 1934, as amended, shall not be paid in whole or in part in unless the exercise occurs during the period beginning on the third business day and ending on the twelfth business day following the release of the Company's quarterly earnings. A Stock Appreciation Right may only be exercised at the same time as the related Option with which it was initially granted, and no Stock Appreciation Right may be exercised after the related Option becomes non exercisable. Stock Appreciation Rights shall be payable only in the form of cash.

(c) Amount of Compensation. The amount of compensation which shall be payable to a Key Employee pursuant to the exercise of a Stock Appreciation Right shall be equal to the excess of the Fair Market Value of one share of Common Stock on the date the appropriate officer of the Company receives notice of the exercise of such Stock Appreciation Right over the purchase price per share under the related Option as determined under Section 5.1 (b) hereof multiplied by the number of Option shares with respect to which the Stock Appreciation Right is exercised.

                                   ARTICLE VI
                       TERMINATION OF EMPLOYMENT AND DEATH

6.1 Termination of Employment. Unless earlier terminated in accordance with its terms, upon termination of the Key Employee's employment with the Company or any of its Subsidiaries, Options or Stock Appreciation Rights not theretofore vested and exercisable shall be forfeited. Any vested Option or vested Stock Appreciation Right shall terminate 90 days after any of the following:

(a) Voluntary termination of employment by the Key Employee, with or without consent of the Company,

(b) termination of employment of the Key Employee by the Company or any of its Subsidiaries, with or without cause, or

(c) termination of employment of the Key Employee for any other reason including retirement under a retirement plan maintained by the Company, or because the Subsidiary employing such Key Employee ceases to be a Subsidiary of the Company and such Key Employee does not, prior thereto or contemporaneously therewith, become employed by the Company or of another Subsidiary.

6.2 Death or Disability of Optionee. If the Key Employee's employment is terminated as a result of Disability or death, the Key Employee or such Key Employee's legal representatives, shall be entitled to exercise the Options or Stock Appreciation Right in whole or in part at any time within one year following the Disability or death of the Key Employee, but in no event after expiration of the term of such Option or Stock Appreciation Right.

6.3 Employment. For all purposes herein, and under any Option or Stock Appreciation Right granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

                                    PART III

                   ADMINISTRATION, AMENDMENT AND TERMINATION;
                                  MISCELLANEOUS

                                   ARTICLE VII

                                 ADMINISTRATION

7.2 Liability of Committee. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with any award hereunder, except for the willful misconduct or gross negligence of such member. The Committee shall have power to engage outside consult ants, auditors or other professional help to assist in the fulfillment of the Committee's duties hereunder at the Company's expense.

7.3 Determinations of the Committee. The Committee shall determine the form of Option agreements to be issued pursuant hereto and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the provisions set forth herein. The Committee may, in its discretion or in accordance with a direction from the Board, waive any provisions of any Option agreement, provided such waiver is not inconsistent with the provisions set forth herein.

                                  ARTICLE VIII
                                    AMENDMENT

         The terms hereof may be amended at any time and from time to time by the Board of Directors of the Company. No termination or amendment of the provisions hereof, without the consent of the Key Employee, may terminate such holder's Option or Stock Appreciation Right or materially and adversely affect such holder's rights thereunder.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

9.1 Restrictions Upon Grant of Options and Stock Appreciation Rights. The listing upon the American Stock Exchange or the registration or qualification under any Federal or State law of any shares of Common Stock to be granted pursuant hereto (whether to permit the grant of Options or Stock Appreciation Rights or the resale or other disposition of any such shares of Common Stock by or on behalf of the Key Employee receiving such shares) may be necessary or desirable and, in any such event, delivery of the certificates for such shares of Common Stock shall, if the Board of Directors, in its sole discretion, shall determine, not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 ("1933 Act"), other than on Form S 8, as presently in effect, or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

9.2 Restrictions upon Resale of Unregistered Stock. If the shares of Common Stock that have been transferred to the Key Employee pursuant hereto are not registered under the 1933 Act, pursuant to an effective registration statement, such Key Employee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by the Key Employee pursuant hereto will not be sold except pursuant to an effective registration statement under the 1933 Act and (ii) that such Key Employee is acquiring such shares of Common Stock for such Key Employee's own account and not with a view to the distribution thereof.

9.3 Adjustments. In the event of any change (through recapitalization, merger, consolidation, stock dividend, split up combination or exchanges of shares or otherwise) in the character or amount of the Company's capital stock (or any other transaction described in Section 425(a) of the Code) after any Option or Stock Appreciation Right is granted hereunder and prior to the exercise thereof,
(i) the Option, to the extent that it has not been exercised, shall entitle the holder to such number and kind of securities as such holder would have been entitled to had such holder actually owned the stock subject to the Option at the time of the occurrence of such change; and (ii) any outstanding Stock Appreciation Rights shall be similarly adjusted. If any such event should occur, the number of Stock Appreciation Rights and shares subject to Option which are authorized to be issued hereunder, but which have not been issued, shall be similarly adjusted. If any other event shall occur, prior to the exercise of an Option granted to the Key Employee hereunder, which shall increase or decrease the amount of capital stock outstanding and which the Committee, in its sole discretion, shall determine equitably requires an adjustment in the number of shares which the holder should be permitted to acquire or the number of Stock Appreciation Rights such holder should be entitled to exercise, such adjustment as the Committee shall determine may be made, and when so made shall be effective and binding for all purposes.

9.4 Withholding of Taxes. The Key Employee, upon exercise of an Option to purchase Common Stock or Stock Appreciation Rights shall agree to pay to the Company, or make arrangements (including withholding of shares of Common Stock purchased upon exercise of the Option at the Fair Market Value thereof) satisfactory to the Committee regarding payment of any taxes of any kind required by law to be withheld with respect to the transfer of such Key Employee of such shares of Common Stock.

9.5 Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options granted pursuant hereto shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

9.6 Other  Benefits.  Nothing  contained  herein shall  prevent the Company from establishing other incentive plans in which the Key Employee may also participate. No award pursuant hereto shall be considered as compensation in calculating any insurance pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation pursuant hereto (and specifying the type of such compensation) shall be considered as compensation under such plan.

9.7 Board Action. Any action authorized to be taken hereunder by the Committee may be taken by the Board.